UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 26, 2018, Welltower Inc. (the “Company”) completed the previously announced Mergers (as defined below) involving Potomac Acquisition LLC (“Potomac”), a subsidiary of the Company, Quality Care Properties, Inc. (“QCP”) and certain of QCP’s subsidiaries pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 25, 2018, among the Company, Potomac, QCP and certain subsidiaries of QCP. In accordance with the Merger Agreement, the Company acquired all of the outstanding shares of QCP common stock (the “QCP Shares”) in an all-cash merger via a series of transactions in which QCP stockholders received $20.75 in cash for each QCP Share (the “Merger Consideration”).

The transaction occurred through a series of successive mergers of certain of QCP’s subsidiaries with and into Potomac, followed by the merger of QCP with and into Potomac, with Potomac surviving as a wholly owned subsidiary of the Company (the “Mergers”). At the effective time of each of the Merger of QCP with and into Potomac, each issued and outstanding share of QCP common stock converted into the right to receive the Merger Consideration.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2018.

The Merger Agreement has been incorporated by reference as an exhibit to this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, QCP, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company issued a press release announcing the closing of the Mergers on July 26, 2018, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of QCP required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2018, by and among Welltower Inc., Potomac Acquisition LLC, Quality Care Properties, Inc. and certain of QCP’s subsidiaries (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Welltower Inc. filed on April 26, 2018).

99.1	Press release, dated July 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

Date: July 27, 2018	By:	/s/ Matthew McQueen
	Name:	Matthew McQueen
	Title:	Senior Vice President—General Counsel & Corporate Secretary